SCHEDULE 14A
(Rule 14a - 101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
 (Amendment No.          )

Filed by registrant [x]
Filed by a party other than the registrant [ ] Check the appropriate box: [ ] Preliminary proxy statement [x ] Definitive proxy statement [ ] Definitive additional materials
[   ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             Benihana Inc.
-------------------------------------------------------------------------------

              (Name of Registrant as Specified in its Charter)

                             Benihana Inc.
-------------------------------------------------------------------------------

                (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[x ] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(I) (1) and 0-11.

1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------


2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------


3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

-------------------------------------------------------------------------------


4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount previously paid:

-------------------------------------------------------------------------------


2) Form, schedule or registration statement No.:

-------------------------------------------------------------------------------


3) Filing party:

-------------------------------------------------------------------------------


4) Date filed:

-------------------------------------------------------------------------------



1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                               BENIHANA INC.



                NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS



To the Stockholders:


         The Annual Meeting of the Stockholders of BENIHANA INC. (the "Corporation") will be held at the Doral Hotel & Country Club, 4400 N.W. 87th Avenue, Miami, Florida 33178, on August 27, 1998, at 10:00 a.m. for the following purposes:

         1.       For the election of Directors as follows (Proposal 1):

For the holders of the Corporation's Common Stock, to elect two Class III directors for a term of three years;

         2. For the holders of the Corporation's Common Stock and Class A Common Stock, voting together as a single class, to approve the adoption of the 1997 Employees Class A Stock Option Plan (Proposal 2)

         3. For the holders of the Corporation's Common Stock and Class A Common Stock, voting together as a single class, to approve amendments to the Corporation's Directors' Stock Option Plan (Proposal 3).

         4. For the holders of the Corporation's Common Stock and Class A Common Stock, voting together as a single class, to ratify the appointment of Deloitte & Touche LLP as the independent accountants of the Corporation for the fiscal year ending March 28, 1999 (Proposal 4).

         5. To transact such other business as may properly be brought before the Annual Meeting.

         Stockholders of record at the close of business on Thursday, July 2, 1998 shall be entitled to notice of, and to vote at, the Annual Meeting as provided above. A copy of the Annual Report to Stockholders for the fiscal year ended March 29, 1998 is enclosed herewith.

         You are cordially invited to attend the Annual Meeting. Whether or not you plan to be present, kindly complete, date and sign the enclosed forms of proxy with respect to all shares of Common Stock and Class A Common Stock which you may own and mail them promptly in the enclosed return envelope to assure that your shares of Common Stock and Class A Common Stock are represented. This may save the Corporation the expense of further proxy solicitation. If you own shares of both the Common Stock and Class A Common Stock, you will receive two proxies, each of which must dated, signed and returned as described above. If you do attend the Annual Meeting, you may revoke your prior proxy and vote your shares in person if you wish.



Dated:   July 10, 1998                       By Order of the Board of Directors



                                             Darwin C. Dornbush
                                             Secretary

                              BENIHANA INC.
                       8685 Northwest 53rd Terrace
                           Miami, Florida 33166



                             PROXY STATEMENT
                                   for
                       Annual Meeting of Stockholders
                       To Be Held on August 27, 1998




         Your proxies are  solicited by the Board of Directors of Benihana  Inc.
(the "Corporation") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at Doral Hotel & Country Club, 4400 N.W. 87th Avenue, Miami, Florida, 33178 at 10:00 a.m. on Thursday, August 27, 1998 and at any adjournment or adjournments thereof for the purposes set forth in the attached Notice of Meeting. This Proxy Statement and the forms of proxy are being mailed to stockholders on or about July 10, 1998.

         The record date for determining the holders of the Corporation's Common Stock, par value $.10 per share ("Common Stock"), and Class A Common Stock, par value $.10 per share ("Class A Stock"), entitled to notice of and to vote at the Meeting is the close of business on July 2, 1998.

         At the Meeting, two Class III Directors are to be elected by the holders of the Common Stock, each to serve for a term of three years, and until their respective successors have been duly elected and qualified. (Proposal 1).

         Holders of the Common Stock and Class A Stock are also being asked to approve the adoption of a new Stock Option Plan called the 1997 Employees Class A Stock Option Plan (the "1997 Plan") (Proposal 2), to approve amendments to the Directors' Stock Option Plan (Proposal 3) and to ratify the appointment of Deloitte & Touche LLP as the independent accountants of the Corporation for the fiscal year ending March 28, 1999 (Proposal 4). With respect to such proposal, holders of the Common Stock and Class A Stock will vote together as a class (with each share of Class A Stock having 1/10 vote per share and with each share of Common Stock having one vote per share).

         The Board of Directors recommends that the holders of the Common Stock vote FOR the election of the nominees for Class III Director named herein (Proposal 1), that the holders of the Common Stock and Class A Common Stock vote FOR the approval of the adoption of the 1997 Plan (Proposal 2), vote FOR the approval of the amendments to the Directors' Stock Option Plan (Proposal 3) and FOR the ratification of Deloitte & Touche LLP as the independent public accountants of the Corporation (Proposal 4).

         Any proxy given pursuant to this solicitation may be revoked at any time by the stockholder giving it, insofar as it has not been exercised, by delivery to the Assistant Secretary of the Corporation of a written notice of revocation bearing a date later than the proxy, by submission of a later dated and properly executed proxy. Any written notice revoking a proxy should be sent to Benihana Inc., 8685 Northwest 53rd Terrace, Miami, Florida 33166, Attention:
Juan Garcia, Assistant Secretary.

         The voting securities of the Corporation consist solely of the Common Stock and Class A Stock, of which 3,571,616 shares and 2,517,463 shares, respectively, were issued and outstanding on July 2, 1998 , the record date for determining the stockholders entitled to a vote at the Meeting.

         Shares represented at the Meeting by properly executed proxies will be voted in accordance with the instructions indicated in such proxies unless such proxies have previously been revoked. If no instructions are indicated such shares will be voted (i) FOR the election of the two nominees of the Board of Directors for the position of Class III Directors (ii) FOR the approval of the adoption of the 1997 Plan (Proposal 2), FOR the approval of the amendments to the Directors' Stock Option Plan (Proposal 3) and (iv) FOR the ratification of Deloitte & Touche LLP as the independent public accountants of the Corporation (Proposal 4).

         The Board of Directors is not aware of any other matters to be brought before the Meeting. If, however, other matters are properly presented, proxies representing shares of Common Stock and Class A Stock will be voted on such matters in accordance with the best judgment of the proxy holders.

         Votes at the meeting will be tabulated by an independent inspector of election appointed by the Corporation or the Corporation's transfer agent. As a plurality of votes cast is required for the election of directors, abstentions and broker non-votes will have no effect on the outcome of such election. As the affirmative vote of a majority of votes represented by the Common Stock and Class A Stock (voting together as a class, with each share of Common Stock having one vote and each share of Class A Stock having 1/10 vote) in person or represented by proxy is necessary for the approval of Proposal 2 (the approval of the adoption of the 1997 Employees Class A Stock Option Plan), Proposal 3 (the approval of amendments to the Corporation's Directors' Stock Option Plan) and Proposal 4 (the ratification of the Corporation's auditors) an abstention will have the same effect as a negative vote but "broker non-votes" will have no effect on the outcome of the vote.

         Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from beneficial owners. If specific instructions are not received, brokers may vote those shares in their discretion, depending on the type of proposal involved. The Corporation believes that, in accordance with New York Stock Exchange rules applicable to such voting by brokers, brokers will have discretionary authority to vote with respect to any shares as to which no instructions are received from beneficial owners with respect to the election of directors and Proposal 4, but will have no such authority with respect to Proposal 2 and Proposal 3. Shares as to which brokers have not exercised such discretionary authority or received instructions from beneficial owners are considered "broker non-votes."

                    PROPOSAL 1: ELECTION OF DIRECTORS

         The Corporation's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes with the term of office of one class expiring each year. The current directors have been elected to the classes set forth opposite their names below. The terms of office of Joel A. Schwartz and Darwin C. Dornbush as Class III Directors will expire at the Meeting. Messrs. Schwartz and Dornbush are proposed to be re-elected as a Class III Directors, each to hold office for a three-year term as set forth in the Corporation's Certificate of Incorporation and until their respective successors shall have been duly elected and qualified.

         The Corporation's Certificate of Incorporation also provides that when the Board of Directors is divided into at least two classes, as is presently the case, the holders of the Class A Stock vote separately as a class to elect 25% (or the next higher whole number) of each class of the Board; provided, however, the number of directors so elected by the holders of the Class A Stock may not exceed 25% (or the next higher number) of the entire Board and holders of the Class A Stock do not vote for the election of directors at any meeting of stockholders if the terms of office of directors so elected by such holders representing at least 25% of the Board of Directors do not expire at such meeting. Holders of the Common Stock vote separately as a class for the remainder of each class of the Board. The Board of Directors currently consists of six members, of which two members (more than 25% of the Board, rounded to the nearest whole director) are Class A Directors. Messrs. Robert B. Greenberg, a Class I Director, and John E. Abdo, a Class II Director, currently serve as Class A Directors.

         The persons named as proxies in the enclosed form of proxy have been selected by the Board of Directors. It is intended that the shares represented by the proxies, unless authorization is withheld, shall be voted for the election as Directors of the nominees set forth in the following table, who have been designated by the Board of Directors and who are presently Directors of the Corporation. Although it is not contemplated that such nominees will be unable to serve, should such a situation arise prior to the balloting at the Meeting, the persons named in the proxy will vote the shares represented by the proxy for such substitute nominee(s) as they deem advisable.

         The following table sets forth certain information with respect to the nominees for the position of Class II Directors:

    Name                      Age      Position with the Corporation
    ----                      ---      -----------------------------
Joel A. Schwartz (1)          57       Class III Director, President and Acting
                                       Chief Executive Officer

Darwin C. Dornbush (2)        68       Class III Director, Secretary




(1)  Mr. Schwartz has been President and a Director of the Corporation since
     May 1995 and has served as Acting Chief Executive Officer since May 18, 1998. He has served as President and Director of Benihana National Corp. ("BNC") since 1982 and served as the Executive Vice President of Benihana of Tokyo, Inc. ("BOT") from September 1980 until May 1983.

(2) Mr. Dornbush is currently and has been for more than the past five years a partner in the law firm of Dornbush Mensch Mandelstam & Schaeffer, LLP. He has served as the Secretary and a Director of the Corporation since 1995, as Secretary of BNC since 1983 and as Secretary and a Director of BOT since 1980. Mr. Dornbush is also a director of Cantel Industries, Inc. The following table sets forth certain information with respect to the remaining Class I and Class II Directors, each of whom will continue in office, and the executive officers of the Corporation.

     Name                     Age      Position with the Corporation
     ----                     ---      -----------------------------

John E. Abdo (1)              54       Class II Director

Norman Becker (2)             60       Class II Director

Robert B. Greenberg (3)       54       Class I Director

Taka Yoshimoto (4)            52       Class I Director, Executive
                                       Vice President Operations

Michael R. Burris (5)         48       Vice President - Finance and Treasurer

No executive officer of the Corporation has any family relationship to any other.



(1) Mr. Abdo is currently, and has been for more than the past five years, President of The Abdo Companies, Inc. (formerly known as Wellington Construction & Realty, Inc.), a real estate development and construction company headquartered in South Florida. Mr. Abdo is also Vice Chairman of the Board of Directors and Chairman of the Executive Committee of BankAtlantic Bancorp, Inc., the holding company for BankAtlantic. Mr. Abdo is Vice Chairman of the Executive Committee for BankAtlantic, FSB. Mr. Abdo is Vice Chairman of the Board of Directors of BFC Financial Corporation, the controlling stockholder of BankAtlantic Bancorp, Inc. Additionally, Mr. Abdo is chairman of the Board of Directors of Coconut Code, Inc., a computer software company specializing in the restaurant industry. Mr. Abdo has served as a director of Benihana Inc. from its inception in May 1995, and was previously a director of Benihana National Corp. since 1990.

(2)  Mr. Becker  is   currently,   and  has  been  for  more  than  ten  years,
     self-employed in the practice of public accounting. Prior thereto, Mr. Becker was a partner with Touche Ross & Co., the predecessor of Deloitte

      & Touche LLP for a period in excess of 10 years. In addition, Mr. Becker is an officer and director of Correction Services, Inc., a publicly-held corporation.

(3) Mr. Greenberg is the Chairman and Chief Executive Officer of Ergovision, Inc., a company that markets consumer eyeglasses and eyedrops emphasizing the reduction of the eye strain and headaches that accompany computer use. Until December 31, 1997, Mr. Greenberg was the Chief Executive Officer and a Director of Sterling Vision, Inc., and Sterling Vision of California, Inc., the franchisor of the Sterling Optical, Ipco Optical, Site for Sore Eyes, and other optical chains. Mr. Greenberg was also Chief Executive Officer and Director of Insight Laser Centers, Inc. and Sterling Vision Care of California, an optical HMO. For the five years prior thereto, Mr. Greenberg served as President of Natural Licensing Cosmetics, Inc., and its predecessor, the licensor of I-Natural Cosmetic products. Mr. Greenberg has served as a Director of the Corporation since May 1995 and served as a Director of BNC since 1983.

(4) Mr. Yoshimoto has served as Executive Vice President and a Director of the Corporation since May, 1995. He served as Executive Vice President of BNC from 1989 to 1995 and as the Director of Operations from June 1985 until August 1989. Mr. Yoshimoto served as a director of BNC since 1990.

(5) Mr. Burris has served as Vice President - Finance and Treasurer of the Corporation since May 1995 and was appointed Vice President-Finance and Treasurer of BNC effective January 1, 1995. Through October 1994 and for the 5 years prior thereto, Mr. Burris was a partner with Deloitte & Touche LLP and its predecessor.

               COMMITTEES; MEETINGS OF THE BOARD OF DIRECTORS

         The Corporation has a Compensation Committee, an Audit Committee and a Stock Option Committee. Each such committee consists of directors who are not employed by the Corporation: Robert B. Greenberg and Norman Becker in the case of the Audit Committee; Robert B. Greenberg, John E. Abdo and Darwin C. Dornbush in the case of the Compensation Committee; and Norman Becker, Darwin C. Dornbush and John E. Abdo in the case of the Stock Option Committee. The Audit Committee reviews the Corporation's financial statements, reviews the arrangements and scope of the Corporation's year-end audit, reviews the Corporation's internal accounting practices and controls and the recommendations of the Corporation's auditors and makes recommendations to management based on its review. The Compensation Committee reviews and approves management compensation and the Stock Option Committee administers the Corporation's Stock Option Plans. The Audit Committee met on two occasions and the Compensation Committee and Stock Option Committees met from time to time during the fiscal year ended March 29, 1998.

         During the fiscal year ended March 29, 1998, there were three meetings of the Board of Directors. No director attended fewer than 75% of the meetings of the Board and committees of which he was a member.

                     SECURITY OWNERSHIP OF CERTAIN
                    BENEFICIAL OWNERS AND MANAGEMENT

         The following is information relating to the beneficial ownership of the Corporation's Common Stock and Class A Stock by all persons known by the Corporation to own beneficially more than 5% of the Corporation's Common Stock and Class A Stock issued and outstanding as at July 2, 1998 and by all executive officers and directors of the Corporation. Except as otherwise noted, the named person owns directly and exercises sole voting power and investment discretion over the shares listed as beneficially owned by such person.



                                                 COMMON STOCK


Name (and address if applicable) of              Position with             Amount and Nature of
Beneficial Owners, Officers and Directors        the Corporation           Beneficial Ownership        Percent of Class
-----------------------------------------        ---------------           --------------------        ----------------
Benihana of Tokyo, Inc.                          Stockholder               1,830,405 (1)                  51.3%
8685 Northwest 53rd Terrace
Miami, Florida 33166

Trust U/W Vincent Terranova                      Stockholder                  69,436                      15.9%
33 South Park Terrace
Congers, New York 10920

Carl J. Terranova                                Stockholder                 225,650                      6.3%
159 Chrystie Street
New York, NY 10002

FMR Corp.                                        Stockholder                 362,500                      10.2%
82 Devonshire Street
Boston, MA 02109

Joel A. Schwartz                                 President and Acting         38,333 (2)                  1.1%
                                                 Chief Executive
                                                 Officer/Director

Robert B. Greenberg                              Director                      9,190 (3)                  *

Taka Yoshimoto                                   Executive Vice                7,000 (4)                  *
                                                 President-Restaurant
                                                 Operations/Director

John E. Abdo                                     Director                     25,000 (5)                  *

Michael Burris                                   Treasurer                    25,000 (6)                  *
                                                 Vice President -
                                                 Finance

Darwin C. Dornbush                               Secretary/Director           15,000 (1,7)                *

All (7) directors and                                                      1,949,928 (1,8)                53.5%
officers as a group


                                     5



                                                 CLASS A COMMON STOCK


Name (and address if applicable of               Position with             Amount and Nature of
Beneficial Owners, Officers and Directors        the Corporation           Beneficial Ownership        Percent of Class
-----------------------------------------        ---------------           --------------------        ----------------
Benihana of Tokyo, Inc.                          Stockholder                 150,000 (1, 9)                5.6%
8685 Northwest 53rd Terrace
Miami, Florida 33166

Trust U/W Vincent Terranova                      Stockholder                 329,800                       13.1%
33 South Park Terrace
Congers, New York 10920

Goldman, Sachs & Co. (10)                        Stockholder                 422,400                       16.8%
The Goldman Sachs Group, L.P.
85 Broad Street
New York, NY 10004

Douglas R. Rudolph                               Stockholder                 200,000 (11)                  7.4%
212 Bal Bay Drive
Bal Harbor, FL 33154

Joel A. Schwartz                                 President and Acting         66,666 (12)                  2.6%
                                                 Chief Executive
                                                 Officer/Director

Taka Yoshimoto                                   Executive Vice               38,333 (13)                  1.5%
                                                 President-Restaurant
                                                 Operations/Director

Michael Burris                                   Vice President -             28,333 (14)                  1.1%
                                                 Finance

John E. Abdo                                     Director                    242,500 (15)                  9.6%

Norman Becker                                    Director                        500                       *

Darwin Dornbush                                  Secretary/Director            1,000 (1)                   *

All (7) officers and directors
as a group                                                                   772,132 (16)                  27.6%

* less than 1%

(1) The capital stock of BOT (the "BOT Stock") is held in a voting trust of which Kevin Aoki, the son of Rocky H. Aoki, former Chairman of the Board, Chief Executive Officer and a former director of the Corporation, Darwin C. Dornbush, the Secretary and a Director of the Corporation, and Katsu Aoki, Rocky H. Aoki's mother, are the trustees. In addition, beneficial interest in the BOT Stock is held by a trust of which Messrs. Kevin Aoki and Darwin C. Dornbush are the trustees. By reason of such positions such individuals may be deemed to share beneficial ownership of the BOT Stock and the shares of the Corporation owned by BOT.

(2) Includes 10 shares owned by Mr. Schwartz's son, as to which Mr.Schwartz disclaims beneficial interest. Includes options to acquire 7,500 shares which Mr. Schwartz currently has the right to exercise.

(3) Includes 640 shares owned by Mr. Greenberg's wife and 7,500 shares subject to options owned by Mr. Greenberg which are exercisable within 60 days; does not include 2,500 shares subject to stock options not exercisable within 60 days.

(4) Includes 5,000 shares subject to options owned by Mr. Yoshimoto which are currently exercisable.

(5) Includes 15,000 shares subject to options owned by Mr. Abdo which are exercisable within 60 days; does not include 2,500 shares subject to stock options not exercisable within 60 days.

(6) Includes 25,000 shares subject to options owned by Mr. Burris which are currently exercisable.

(7) Includes 15,000 shares subject to options owned by Mr. Dornbush which are exercisable within 60 days; does not include 2,500 shares subject to stock options not exercisable within 60 days.

(8) Includes an aggregate of 75,000 shares of Common Stock subject to options owned by such directors and officers which are exercisable within 60 days; does not include 10,000 shares subject to stock options not exercisable within 60 days.

(9) Comprised of 150,000 shares receivable upon conversion of 1,000 shares of the Corporation's Convertible Preferred Stock owned by BOT.

(10) Based solely upon a report on schedule 13G filed by Goldman, Sachs &Co. and the Goldman Sachs Group, L.P. relating to accounts managed or advised by such persons. In such Schedule 13G, Goldman, Sachs & Co. and the Goldman Sachs Group, L.P. disclaim beneficial ownership of such shares.

(11)     Comprised of 200,000 shares receivable through exercise of a warrant.

(12) Includes 66,666 shares subject to options owned by Mr. Schwartz which are exercisable within 60 days; does not include 53,334 shares subject to options not exercisable within 60 days.

(13) Includes 38,333 shares subject to options owned by Mr. Yoshimoto which are exercisable within 60 days; does not include 26,667 shares subject to options not exercisable within 60 days.

(14) Includes 28,333 shares subject to options owned by Mr. Burris which are exercisable within 60 days; does not include 21,667 shares which are not exercisable within 60 days.

(15) Includes 200,000 shares owned by a trust, of which Mr. Abdo is the sole trustee and beneficiary.

(16) Includes an aggregate of 133,332 shares of Class A Common Stock subject to options owned by such directors and officers which are exercisable within 60 days; does not include 101,668 shares subject to options not exercisable within 60 days.

         Rules promulgated by the Securities and Exchange Commission (the "SEC") govern the reporting of securities transactions by directors, executive officers and holders of 10% or more of the Corporation's Common Stock or Class A Stock. Based solely upon its review of copies of reports filed with the SEC and received by the Corporation, the Corporation believes that its directors and executive officers have filed all required reports on a timely basis.

                            EXECUTIVE COMPENSATION

         The following table sets forth, for the fiscal years ended March 29, 1998, March 30, 1997 and March 31, 1996, compensation paid by the Corporation and its predecessors (see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS") to the Chief Executive Officer and to the other executive officers of the Corporation who received more than $100,000 in salary and bonus during fiscal year 1998, including salary, bonuses, stock options and certain other compensation:


                                                 SUMMARY COMPENSATION TABLE

                                                    Annual Compensation

                                                                                         Long-Term Compensation(1)
Name and Principal Position         Year             Salary            Bonus            Payouts(1)          Options
---------------------------         ----             ------            -----            ----------          -------
                                                        $                 $                 $                    #
Rocky H. Aoki, former               1998             396,154                            136,667             165,000
Chairman of the Board (2)           1997             350,000                             86,666              35,000
                                    1996             350,000           10,000

Joel A. Schwartz, President         1998             252,980                             95,000              95,000
and Acting Chief Executive          1997             247,692                             63,334              25,000
Officer (3)                         1996             247,884            8,500

Taka Yoshimoto, Executive           1998             137,788                             60,000              50,000
Vice President(4)                   1997             134,615                             40,000              15,000
                                    1996             127,404            7,000

Michael R. Burris, Vice             1998             127,644                             50,000              40,000
President - Finance and             1997             125,000                             33,334              10,000
Treasurer (5)                       1996             127,404            3,500                                10,000

(1) The Corporation has a long term Administrative Incentive Compensation Plan and Employee Stock Option Plans described herein. No awards were made prior to March 31, 1996 under the Administrative Incentive Compensation Plan. The Corporation does not award stock appreciation rights or restricted stock awards.

(2) Rocky H. Aoki resigned as Chairman of the Board, Chief Executive Officer and as a director of the Corporation and BOT effective May 18, 1998. Mr. Aoki continues to serve the Corporation as a consultant at an annual salary of $500,000, pursuant to the terms of a five year employment agreement with the Corporation, entered into effective May 15, 1995 and amended December 11, 1997 and May 18, 1998. The agreement provides for annual salary increases based on cost-of-living adjustments and bonuses and additional salary increases as may be determined by the Board from time to time. The agreement also provides that if the Corporation should experience a "change-in-control" (as defined), Mr. Aoki will have the right to terminate his consulting arrangement and receive a severance pay equal to his base compensation for the remainder of the term of the agreement. Mr. Aoki is prohibited from competing with the Corporation for a period of three years after his termination with the Corporation.

(3) Joel Schwartz, the President and Acting Chief Executive Officer of the Corporation, is employed by the Corporation on a full-time basis at an annual salary of $255,000, pursuant to the terms of a five year employment agreement with the Corporation entered into effective May 15, 1995 and amended December 11, 1997. The agreement provides for annual salary increases based on cost-of-living adjustments and bonuses and additional salary increases as may be determined by the Board from time to time. Mr. Schwartz is prohibited from competing with the Corporation for a period of one year after any termination of his employment with the Corporation.

(4) Pursuant to the terms of an Employment Agreement entered into as of April 1, 1995 and amended December 11, 1997, Mr. Yoshimoto, Executive Vice President of the Corporation, is employed at an annual salary of $140,000. Mr. Yoshimoto is prohibited from competing with the Corporation for a period of one year after certain termination of employment with the Corporation.

(5) Pursuant to the terms of an Employment Agreement entered into as of January 1, 1995 and amended December 11, 1997, Mr. Burris, Vice President of Finance and Treasurer of the Corporation, is employed at
         an annual salary of $137,500.    Mr. Burris is  prohibited from
         competing with the Corporation for a period of one year after certain termination of employment with the Corporation.

Stock Options

         The Corporation maintains the 1994 Employees' Stock Option Plan (the "1994 Plan"); the 1996 Class A Stock Option Plan (the "1996 Plan") and has adopted, subject to stockholders approval (see Proposal 2), the 1997 Employees Class A Stock Option Plan (the "1997 Plan") for employees, and a plan for directors, the Directors' Stock Option Plan (the "Directors' Plan), see
"Directors' Compensation." The 1994 Plan makes available for grant options to purchase 500,000 shares of Common Stock; of such options, options to purchase 10,000 shares have been granted and options to purchase 490,000 shares are available for grant. The 1996 Plan makes available for grant options to purchase 300,000 shares of Class A Common Stock; of such options to purchase 288,507 shares have been granted and options to purchase 11,493 shares are available for grant. The 1997 Plan makes available for grant options to purchase 750,000 shares of Class A Common Stock of which options to purchase 289,000 shares have been granted subject to stockholders approval and options to purchase 461,000 shares are available for grant. In addition, as of March 29, 1998, options to purchase 36,000 shares of Common Stock were outstanding under employee stock option plans of the Corporation which have expired.

         The purpose of the 1994 Plan, the 1996 Plan and the 1997 Plan is to enable the Corporation to attract, retain and motivate key employees and directors by providing them an equity participation in the Corporation. Employees of BOT are also eligible to participate in the 1994 Plan and 1996 Plan. The 1994 Plan, 1996 Plan and 1997 Plan provide for incentive stock options (ISO's) under Section 422A of the Internal Revenue Code of 1986, as amended, and for options which are not ISO's. Options granted under the 1994 Plan, 1996 Plan and the 1997 may not have terms exceeding ten years, and in the case of the options which are ISO's, may not provide for an option exercise price of less than 100% of the fair market value of the Corporation's Common Stock on the day of the grant (110% of such fair market value in the case of optionees holding 10% or more of the combined voting rights of the Corporation's securities). In the 1995 merger of BNC into a subsidiary of the Corporation (the "Reorganization"), each option to purchase shares of BNC stock under BNC's stock option plans automatically became an outstanding option to purchase an equal number of shares of Common Stock of the Corporation at the price provided by such options.

Options Granted in Fiscal 1998

         The following information is furnished for the fiscal year ended March 29, 1998 with respect to the executive officers of the Corporation who were granted stock options during the fiscal year ended 1998 that received more than $100,000 in salary and bonuses during the fiscal year ended 1998. Options to purchase 105,000 shares of Class A Stock were granted under the 1996 Plan on May 8, 1997, and options to purchase 245,000 shares of Class A Stock were granted under the 1997 Plan subject to stockholders approval on October 30, 1997.

                                          % of Total
                                           Options                                         Potential Realized Value at
                           Number         Granted to                                         Assumed Annual Rates of
                             Of          Employees in       Option     Expiration             Stock Appreciation for
                           Options        Fiscal Year       Price         Date                    Option Term
                           -------       ------------       ------     ----------          ---------------------------
                                                                                            5%              10%
                                                                                            --              ---

Rocky H. Aoki                40,000           8.8%          $ 7.75     May 8, 2007          $195,000        $  494,000
                            125,000          27.5%          $12.25     October 30, 2007     $963,000        $2,440,000
Joel A. Schwartz             30,000           6.6%          $ 7.75     May 8, 2007          $146,000        $  371,000
                             65,000          14.3%          $12.25     October 30, 2007     $501,000        $1,269,000
Taka Yoshimoto               20,000           4.4%          $ 7.75     May 8, 2007          $ 97,000        $  247,000
                             30,000           6.6%          $12.25     October 30, 2007     $231,000        $  586,000
Michael Burris               15,000           3.3%          $ 7.75     May 8, 2007          $ 73,000        $  185,000
                             25,000           5.5%          $12.25     October 30, 2007     $193,000        $  488,000

                                   9

Aggregate Option Exercise in Fiscal 1998 and Fiscal Year End Option Values

         The following information is furnished for the fiscal year ended March 29, 1998 for stock option exercises during such fiscal year and the value realized upon exercise by the named executive officers during the fiscal year ended March 29, 1998 and the value of outstanding options held by such executive officer as of March 29, 1998.

                                                              Number of Unexercised             Value of Unexercised in the
                                                               Options at 3/29/98                 Money Options at 3/29/98
                            Shares                             ---------------------             ---------------------------
                          Acquired on          Value                             Non-                               Non-
Name                       Exercise           Realized       Exercisable      Exercisable       Exercisable     Exercisable
----                     -------------        --------       -----------      -----------       -----------     -----------
COMMON STOCK:                 #                  $                #                 #                $               $

Joel A. Schwartz             -0-                -0-             7,500              -0-            62,813            -0-
Taka Yoshimoto               -0-                -0-             5,000              -0-            41,875            -0-
Michael R. Burris            -0-                -0-            25,000              -0-            86,875            -0-

CLASS A COMMON
  STOCK:

Rocky H. Aoki                -0-                -0-            78,333            121,667          166,064          98,688
Joel A. Schwartz             -0-                -0-            40,000             80,000          142,813          80,104
Taka Yoshimoto               -0-                -0-            21,666             43,334           92,188          52,396
Michael R. Burris            -0-                -0-            20,000             30,000           66,875          38,542

Deferred Compensation Plans

         The Corporation has a deferred compensation plan whereby certain key employees may elect to defer up to 20% of their salary and up to 100% of their bonus until retirement or age 55, whichever is later or due to disability or death. Employees may select from various investment options for their account. Investment earnings are credited to their accounts.

Incentive Plan

         Restaurant Incentive Plan. The Corporation maintains an incentive bonus program under which certain of its administrative and restaurant employees, based on their performance, may be eligible for cash awards.

         Under the restaurant incentive program, the awards are divided among restaurant management personnel and chefs who have been determined to have contributed significantly to the Corporation's operating goals. In addition, incentive bonuses of small numbers of shares of Common Stock are also offered to selected restaurant employees.

         Administrative Incentive Compensation Plan. Under the Administrative Incentive Compensation Plan, awards are allocated to employees in its Miami headquarters, including executive officers, if the Corporation exceeds a certain targeted return on equity. The purpose of the plan is to align the interests of management and the Corporation's stockholders by providing incentives, which are directly related to identified operating objectives, to the officers and administrative employees of the Corporation and its subsidiaries upon whose judgment, initiative and efforts the Corporation largely depends for the successful conduct of its business. Awards are made by the Compensation Committee of the Board of Directors and the senior management of the Corporation out of a bonus pool which is a predetermined percentage of the amount by which the Corporation's Net Income After Taxes exceeds the amount required for the targeted return on equity. For awards in excess of $1,000, one-third of the amount awarded is paid immediately to the employee and the remaining two-thirds is payable ratably over the succeeding two years. Amounts allocated under the plan may be taken in cash or deferred in a non-qualified deferred compensation plan. The amount of award for any individual is capped at 50% of the employee's eligible salary, which is defined as the amount of ordinary salary less 40% of the FICA salary base.

         For the purposes of this Plan, the return on equity is computed by dividing after tax income (computed before allocations to the Incentive Compensation Plan) by the amount of stockholders' equity as of the beginning of the year. The target rate of return on equity, which is approved annually by the Compensation Committee of the Board of Directors was 20% for the fiscal year ended March 29, 1998, which rate represented a Net Income After Taxes of $4,550,000. During fiscal year 1998, amounts were paid with respect to performance awards granted in 1996 and 1997. For the fiscal year ended March 29, 1998, $475,000 was accrued under the plan for payment of bonuses to employees, including executive officers.

Directors' Compensation

         Non-employee directors of the Corporation receive directors' fees of $12,000 a year plus $1,000 for each meeting attended and $500 for each committee meeting attended. All directors are reimbursed for expenses incurred on behalf of the Corporation.

         In addition, each director who is not an employee of the Corporation participates in the Directors' Plan pursuant to which options to purchase 2,500 shares of Common Stock have been granted in each year since 1994, and pursuant to which options to purchase an additional 2,500 shares of Common Stock will be automatically granted annually to each such non-employee director on the date of the Corporation's Annual Meeting of Stockholders. As amended by the amendments described herein under Proposal 3, the annual automatic grants to directors will be increased from 2,500 shares to 10,000 shares on the date of the next annual meeting of stockholders. Each option granted under the Director's Plan has an exercise price equal to the fair market value of the Common Stock on the date of grant for a term of 10 years and becomes exercisable as to 50% of the number of shares covered thereby on each of the first two anniversaries of the date of grant. As amended by the amendments described herein under Proposal 3, the Directors' Plan authorizes the grant of options to purchase an aggregate of 35,000 shares of Common Stock and 200,000 shares of Class A Stock; as of March 29, 1998, options to purchase an aggregate of 35,000 shares of Common Stock have been granted under the Directors' Plan.

Compensation Committee Interlocks
and Insider Participation

         The Corporation's Compensation Committee consists of each of John E. Abdo, Robert B. Greenberg and Darwin C. Dornbush, each of whom is a non-employee member of the Corporation's Board of Directors.

         None of such committee members was an officer or employee of the corporation or had any relationship with the corporation requiring disclosure under the heading "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS", except for Darwin C. Dornbush, who serves as the Secretary of the Corporation.

                     REPORT ON EXECUTIVE COMPENSATION BY THE
               COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE

     Compensation Policy. The Corporation's Compensation Committee is responsible for setting and administering the policies which govern annual executive salaries, raises and bonuses. In addition, the Corporation's Stock Option Committee is responsible for administering the Corporation's Employee Stock Option Plans. The Compensation Committee consists of each of John E. Abdo, Robert B. Greenberg and Darwin C. Dornbush, each of whom is a non-employee member of the Corporation's Board of Directors. The Stock Option Committee consists of Norman Becker, Darwin C. Dornbush and John E. Abdo.

         The policy of the Compensation Committee is to recommend compensation for the Corporation's Chief Executive Officer and the Corporation's other executive officers, reflecting the contribution of such executives to the Corporation's growth in sales and earnings, and the implementation of the Corporation's strategic plans for growth. In addition, in order to assure the Corporation's ability to attract and retain managerial talent, an attempt is made to keep compensation competitive with compensation offered by other restaurant companies of comparable quality, size and performance.

         Long-term incentive compensation policy consists of the award of stock options under the Corporation's stock option plans, which serve to identify the reward for executive performance with increases in value for stockholders and bonuses under the Corporation's Administrative Incentive Compensation Plan.

         Corporation's Performance and Chief Executive Officer Compensation. Executive compensation for the fiscal year ended March 29, 1998 consisted of base salary and bonus. The Compensation Committee met from time to time during such fiscal year. All salary compensation paid to the Chief Executive Officer and to the Corporation's other executive officers during the fiscal year ended March 29, 1998 was in accordance with the terms of written employment agreements with such officers.

         In addition, the former Chief Executive Officer and each of the Corporation's other executive officers received awards during the fiscal year ended March 29, 1998 under the Corporation's Administrative Incentive Compensation Plan. Under this Plan, the aggregate amount available for awards to all executive officers is determined by a formula based on the amount by which return on the Corporation's stockholder's equity exceeds preset targets;
allocation of this amount among the Chief Executive Officer and the other executive officers is made by the Compensation Committee (in the case of the Chief Executive Officer) and by the Chief Executive Officer (in the cases of the other executive officers) based upon the level of management responsibility of the various executive officers and the relative contributions of each to the long-term success and increase in profitability of the Corporation. Each of these factors was equally considered.

         The Stock Option Committee awarded stock options under both the 1996 Plan and the 1997 Plan (subject to stockholders approval) to the former Chief Executive Officer and each of the Corporation's other executive officers during the fiscal year ended March 29, 1998, as described in the table above entitled "Options Granted in Fiscal 1998" in the amounts described therein. The Stock Option Committee determined to continue the Corporation's longstanding policy of using the award of stock options (which provide value to the executive over time as growth in the market price in the Corporation's stock reflects the successful achievement of the Corporation's business objectives) to identify the success of the corporation's executives with the growth in equity value to the Corporation's stockholders. The size of the awards made were determined based upon the level of management responsibility of various executive officers, their respective contribution to the achievement of the performance objectives of the Corporation and the Committee's view of an appropriate equity position to be maintained by the Corporation's executive officers in light of the Corporation's market capitalization. Each of these factors was equally considered.

                                            Compensation Committee
                                                       John E. Abdo
                                                       Robert B. Greenberg
                                                       Darwin C. Dornbush

                                            Stock Option Committee
                                                       John E. Abdo
                                                       Norman Becker
                                                       Darwin C. Dornbush

                             PERFORMANCE GRAPH

Comparison of five year cumulative return among Benihana Inc., the NASDAQ stock market-US index and a peer group.

                                      FISCAL YEAR ENDING
COMPANY              1993     1994      1995      1996      1997      1998
                     ----     ----      ----      ----      ----      ----

BENIHANA INC.        100      129.41    330.88    547.06    376.47    588.24
SIC CODE INDEX       100      107.05    108.50    141.23    133.67    165.43
BROAD MARKET         100      107.94    129.09    172.05    181.21    271.81


             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         BOT owns shares which have approximately 51.3% of the votes represented by the Corporation's Common Stock, which class elects 75% of the directors and, therefore, BOT is able to control the Corporation through the election of a majority of its directors.

         The BOT Stock is held in a voting trust of which Kevin Aoki, the son of Rocky H. Aoki, the former Chairman of the Board, Chief Executive Officer and a former director of the Corporation, Darwin C. Dornbush, the Secretary and a Director of the Corporation, and Katsu Aoki, Rocky H. Aoki's mother, are the trustees. In addition, beneficial interest in the BOT Stock is held by a trust of which Messrs. Kevin Aoki and Darwin C. Dornbush are the trustees.

         The Corporation originally acquired a substantial portion of its assets (including 11 Benihana restaurants) from BOT in 1983. On May 15, 1995 the Corporation, pursuant to the terms of an Agreement and Plan of Reorganization dated as of December 27, 1994 and amended as of March 17, 1995 (the "Reorganization Agreement") by and among the Corporation, BNC Merger Corp., a Delaware corporation and the Corporation's wholly-owned subsidiary ("Mergerco"), BNC, and BOT, acquired 17 company-owned and 4 licensed Benihana restaurants (the "BOT Restaurants") from BOT and all rights to the Benihana name and BOT's trade names, service marks and proprietary systems in the United States (except for rights related to the State of Hawaii described below) and Central and South America and the islands in the Caribbean Sea (the "Territory") for consideration consisting of (i) $3,000,000 in cash, (ii) 2,000 shares of the Corporation's Series A Convertible Preferred Stock (the "Preferred Stock") which have an aggregate liquidation preference of $2,000,000 and are convertible into 300,000 shares of the Corporation's Class A Stock, (iii) 76,905 shares of the Corporation's Common Stock and (iv) a 7 1/2% , 5-year, unsecured promissory note of the Corporation in the principal amount of $650,000. In addition the Corporation assumed the ordinary course of business liabilities of BOT relating to the BOT Restaurants of approximately $6,307,000 (including capitalized lease obligations) at May 15, 1995. Simultaneously therewith and also pursuant to the Reorganization Agreement, Mergerco was merged into BNC and BNC became a wholly-owned subsidiary of the Corporation. Under the terms of the Reorganization Agreement, each BNC stockholder became entitled to receive one share of the Common Stock of the Corporation for each share of BNC Common Stock owned and one share of the Class A Stock of the Corporation for each share of BNC Class A Common Stock owned and each option or warrant to acquire shares of BNC stock became an identical option or warrant to purchase the same number of shares of the same class of the Corporation's stock at the same price.

         Under the Reorganization Agreement, BOT retained its ownership of a Benihana restaurant in Honolulu, Hawaii (the "Honolulu Restaurant") and all rights to the Marks and related intellectual property outside the Territory. The Corporation also granted to BOT a perpetual license to operate the Honolulu Restaurant and an exclusive license to own and operate Benihana restaurants in Hawaii (the "Hawaiian Restaurants"). This license is royalty free with respect to any Hawaiian restaurant beneficially owned by Rocky H. Aoki. The Corporation has a right of first refusal to purchase any Hawaiian restaurant or any joint venture or sublicensing thereof proposed to be made by BOT with an unaffiliated third party; and, in the event any Hawaiian restaurant is sold, sublicensed or transferred to a third party not affiliated with Rocky H. Aoki, the Corporation will be entitled to receive royalties from such restaurant equal to 6% of gross revenues.

         During the year ended March 29, 1998, the Corporation redeemed an aggregate of 1,000 shares of Preferred Stock owned by BOT for an aggregate of $1,000,000.

         Darwin C. Dornbush, Secretary and a Director of the Corporation, is a partner in the law firm of Dornbush Mensch Mandelstam & Schaeffer, LLP. During the year ended March 29, 1998 the Corporation paid such firm legal fees aggregating $424,477. The Corporation has retained the services of such firm during the year ending March 28, 1999.

PROPOSAL 2: APPROVAL OF ADOPTION OF THE 1997 EMPLOYEES CLASS A STOCK OPTION PLAN

         The Corporation's Board of Directors has unanimously adopted, submitted for stockholder approval, and recommended that the stockholders approve, a 1997 Employees Class A Stock Option Plan (the "1997 Plan") for the issuance to employees and other providers of services to the Corporation (other than non-employee directors) of options to purchase an aggregate of 750,000 shares of the Corporation's Class A Stock.

         The Board of Directors believes that the Corporation's traditional policy of providing employees options (and thereby additional incentive and proprietary interest in the Corporation's success) has been a material factor in the Corporation's ability to attract, retain and motivate managerial, professional and other personnel. The Board of Directors believes that the adoption of the 1997 Plan will enable the Corporation to continue the Corporation's policy of offering a competitive compensation package that includes, as a significant element, stock option based compensation which strongly identifies the optionee's personal financial success with the success of the Corporation as a whole.

         In addition to the options which would be available for grant under the 1997 Plan, at the date of this Proxy Statement options covering 490,000 shares of Common Stock and 11,493 shares of Class A Stock reamin available for grant under the Corporation's 1994 Plan and the 1996 Plan, respectively; and options are outstanding to purchase 10,000 shares of Common Stock and 288,507 shares of Class A Stock under the Corporation's 1994 Plan and the 1996 Plan, respectively. See "EXECUTIVE COMPENSATION - Stock Options."

         On October 30, 1997 the Corporation's Stock Option Committee granted options to purchase an aggregate of 289,000 shares of Class A Stock under the 1997 Plan. These grants were made subject to stockholder approval of the 1997 Plan. Included in such grants were the following grants made to persons who were directors or executive officers of the Corporation:

                                                               Number
Name                       Position                           of Options            Price
----                       --------                           ----------            -----
Rocky H. Aoki              Consultant                          125,000              $12.25
Joel A. Schwartz           President/Director                   65,000              $12.25
Taka Yoshimoto             Executive Vice President/            30,000              $12.25
                           Director
Michael Burris             Vice President - Finance             25,000              $12.25
                           and Treasurer
All Executive Officers
  as a group                                                   245,000

         The Corporation's Stock Option Committee has made no determination as to who would receive the remaining options under the 1997 Plan and is reserving all such options for future grants.

         Description of the 1997 Plan

         The following description of the 1997 Plan is qualified in its entirety by reference to the 1997 Plan, a copy of which is attached to this Proxy Statement as Exhibit A and is incorporated by reference herein. Attention is particularly directed to the description therein of the prices, expiration dates and other material conditions upon which the options may be granted and exercised.

         Options granted under the 1997 Plan may either be Incentive Stock Option ("ISO's") or non-ISO's for federal income tax purposes as more fully set forth below. The 1997 Plan provides, among other things, that options may be granted to purchase shares of Class A Stock at a price per share fixed by the Stock Option Committee of the Board of Directors and, in the case of an ISO, at no less than the fair market value of the applicable class of the Corporation's Class A Stock on the date of option grant 110% of such fair market value in the case of optionees holding 10% or more of the combined voting rights of the Corporation's securities). For grants to officers or directors, the price will be the minimum price described in the preceding sentence.

         The Stock Option Committee may grant Options to such persons to purchase the number of shares as the Stock Option Committee may determine. As non-employee members of the Board, the members of the Stock Option Committee are ineligible to receive grants of options under the 1997 Plan. At the discretion of the Stock Option Committee, Options are for a term not to exceed 10 years. Options may be exercised by the payment in full in cash or with approval of the Stock Option Committee, by payment of par value in cash with a note for the balance or in exchange for previously issued shares of the Corporation's Class A Stock valued, for this purpose, at its fair market value at the time of exchange.

         All shares available under the 1997 Plan are subject to adjustments that may be made for a merger, recapitalization, stock dividend, stock split or other similar change affecting the number of outstanding shares of Class A Stock. Shares subject to an option that lapses, terminates or is forfeited will be available for future options or awards.

         The Board of Directors may at any time amend, suspend, or discontinue the 1997 Plan; provided that certain amendments may not be made by the Board of Directors without approval of the stockholders. Amendments may not alter an outstanding option without the consent of the optionee.

         (a) ISO's: Although an individual can receive an unlimited number of ISOs during any calendar year, the aggregate fair market value (determined at the time of option grant) of the stock with respect to which ISO's first become exercisable during any calendar year (under all of the Corporation's Plans) cannot exceed $100,000. ISO tax treatment is denied by the Code to any options in excess of such dollar limits. For purposes of computing an optionee's regular tax liability, an optionee will not realize taxable income for federal income tax purposes upon the grant or exercise of an ISO and the Corporation will not be entitled to a deduction in connection with the grant or the exercise of the option. For purposes of the alternative minimum tax only, stock acquired pursuant to the exercise of an ISO will be subject to the rules applicable to non-ISOs. Thus, in general, the amount by which the fair market value of the option shares at the time of ISO exercise exceeds the option exercise price (the'Option Spread") will be an item of tax preference for purposes of the federal alternative minimum tax and thus the Option Spread may be subject to the alternative minimum tax unless the shares are disposed of in a non-qualifying disposition in the year of exercise. If the Optionee is subject to the alternative minimum tax in the year of the option exercise, the shares purchased upon the exercise of the ISO will generally have a tax basis equal to their fair market value at the time of ISO exercise only for purposes of computing gain or loss on a subsequent disposition of the option shares under the alternative minimum tax. If instead the Optionee is not subject to the alternative minimum tax in the year of the disposition of his option shares, the shares purchased upon the exercise of an ISO will have a tax basis (for purposes of calculating gain or loss on such disposition under the regular tax) equal to their ISO exercise price. Each Optionee should consult his tax advisor as to the application of the alternative minimum tax to the exercise of ISOs and the disposition of shares acquired thereby.

         Provided that the optionee does not dispose of the shares acquired upon the exercise of an ISO within two years from the date of grant or within one year from the date of exercise, the net gain realized on the sale or other taxable disposition of the shares is subject to tax at capital gains tax rates. If Class A Stock acquired pursuant to the exercise of an ISO is disposed of within the two year or one year periods mentioned above, any gain realized by the optionee generally will be taxable at the time of such disposition as (i) ordinary income to the extent of the difference between the exercise price and the lesser of (a) the fair market value of the Class A Stock on the date the ISO is exercised, or (b) the amount realized on such disposition, and (ii) short-term, mid-term or long-term capital gain to the extent of any excess of the amount realized on the disposition over the fair market value of the Class A Stock on the date the ISO is exercised. The Corporation will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee at the time such income is recognized. The Corporation will be required to satisfy any applicable withholding requirements in order to be entitled to a tax deduction.

         If the optionee pays the option exercise price by transferring to the Corporation shares of its stock, the optionee will generally not recognize any gain or loss with respect to the transfer of such shares, and the optionee will have a tax basis in the shares acquired equal to the amount of cash plus the adjusted tax basis of any shares trnasferred by such optionee to the Corporation. (But see the discussion above relating to the alternative minimum tax). However, if the transferred shares were themselves acquired by the Optionee upon the exercise of an ISO and the transfer of such shares to the Corporation occurs within the two-year period or the one-year period referred to above, the optionee will generally recognize gain in connection with such transfer to the extent the fair market value of the transferred shares exceeds the tax basis with respect to such shares.

         (b) Non-ISO's: There is no limit (subject to the limit contained in the 1997 Plan and described above with respect to the maximum number of options that may be granted to an optionee) on the aggregate fair market value of stock covered by options that do not qualify as ISO's that my be granted to an individual in any year or on the aggregate fair market value of non-ISO's that first become exercisable in any year. Generally, no taxable income will be recognized by the employee and no deduction will be allowed to the Corporation upon the grant of a non-ISO. Upon the exercise of a non-ISO, the optionee will realize an amount of ordinary income equal to the excess of the fair market value of the shares at the time of exercise over the option price (even though the optionee will have received no cash), and the Corporation will be entitled to a deduction in the same amount. Any difference between the higher of such market value or exercise price and the price at which the optionee may subsequently sell the shares will be treated as a short-term, mid-term or long-term capital gain or loss.

         (c) Limitations on the Corporation's compensation deduction: Section 162(m) of the Code limits the deduction which the Corporation may take for otherwise deductible compensation payable to certain executive officers of the Corporation to the extent that compensation paid to such officers for such year exceeds $1 million, unless such compensation is performance-based, is approved by the Corporation's stockholders and meets certain other criteria. Although the Corporation intends that the 1998 Plan will satisfy the requirements that option grants thereunder be considered performance-based for purposes of Section 162(m) of the Code, there can be no assurance such awards will satisfy such requirements.

         (d) State and local income tax consequences may, depending on the jurisdiction, differ from the federal income tax consequences of the granting and exercise of an option and any later sale by the optionee of his option stock. There may also be, again depending on the jurisdiction, transfer or other taxes imposed in connection with a disposition, by sale, bequest or otherwise, of options and option stock. Optionees should consult their personal tax advisors with respect to the specific state, local and other tax effects on them of option grants, exercises and stock dispositions.

         The net capital gain realized on the resale or disposition of the shares is subject to tax at the same rate as ordinary income, except that an individual's net capital gains will be subject to a maximum tax rate of 28%. If the optionee disposes of the shares within the two or one year periods mentioned above, the optionee will realize taxable ordinary income in an amount equal to any excess of the fair market value of the shares on the date of exercise (or the amount realized on disposition, if less) over the option price, and the Corporation will be allowed a corresponding deduction as in the case of a non-ISO.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
    IN FAVOR OF THE APPROVAL OF THE ADOPTION OF THE 1997 EMPLOYEES CLASS A
                             STOCK OPTION PLAN

PROPOSAL 3: APPROVAL OF AMENDMENTS TO DIRECTORS' STOCK OPTION PLAN

         The Corporation's Board of Directors has unanimously adopted, submitted for stockholder approval, and recommended that the stockholders approve an amendment to the Directors' Stock Option Plan. The amendment (i) increases the annual automatic grants to director form 2,500 shares to 10,000 shares, (ii) changes the stock subject to future option grants from the Corporation's Common Stock to the Corporation's Class A Common Stock and (iii) increases the maximum shares subject to the Directors' Plan from 100,000 shares of Common Stock to 35,000 shares of Common Stock and 200,000 shares of Class A Stock.

         The foregoing description of the amendments to the Directors' Plan is qualified in its entirety by reference to the Amended and Restated Directors' Stock Option Plan, a copy of which is attached to this Proxy Statement as Exhibit B and is incorporated by reference herein. Attention is particularly directed to the description therein of the prices, expiration dates and other material conditions upon which the options may be granted and exercised.

         As of the date of this Proxy Statement, options covering 200,000 shares of Class A Stock remain available for grant under the Directors' Plan and options covering an aggregate of 35,000 shares of Common Stock were outstanding under the Directors' Plan; see "EXECUTIVE COMPENSATION - Directors Compensation."

         The principal federal income tax consequences of the issuance and granting of options under the Directors' Plan will be as described above for non-ISO options granted under the 1997 Plan.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
       IN FAVOR OF THE APPROVAL OF THE ADOPTION OF THE AMENDMENTS TO THE
                          DIRECTORS' STOCK OPTION PLAN


PROPOSAL 4: RATIFICATION OF DELOITTE & TOUCHE LLP AS ACCOUNTANTS

         The firm of Deloitte & Touche LLP, or its predecessor Touche Ross & Co., has audited the financial statements of the Corporation and its predecessor since its formation in 1982 and the Board of Directors desires to continue the services of that firm for the current fiscal year ending March 28, 1999. The affirmative vote of a majority of the votes cast on the proposal at the Meeting is required to ratify such appointment. This vote is not required by the Corporation's Certificate of Incorporation or By-Laws. However, the Board of Directors will appoint other independent public accountants if the appointment of Deloitte & Touche LLP is not approved by a majority of the votes of the shares represented and voting thereon at the Meeting. A representative of Deloitte & Touche LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he or she wishes and will be available to respond to appropriate questions.

           THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
             IN FAVOR OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP

                             ANNUAL REPORT

         The Corporation's 1998 Annual Report is being mailed to stockholders contemporaneously herewith.

                          STOCKHOLDER PROPOSALS

         Stockholder proposals which are intended for inclusion in the Corporation's Proxy Statement for the Meeting to be held in 1999 should be addressed to the Assistant Secretary of the Corporation at 8685 Northwest 53rd Terrace, Miami, Florida 33166, and must be received no later than February 12, 1999.

                        PROXY STATEMENT EXPENSES

         Proxies will be solicited by mail. Certain officers and regular employees of the Corporation may solicit the return of proxies by telephone, telegraph or personal interview. No such officers and regular employees of the Corporation will receive additional compensation for their soliciting efforts. Brokerage houses will be requested to forward the soliciting materials to beneficial owners. The expenses in connection with the solicitation of the accompanying forms of proxy, including the cost of preparing, printing and mailing the Notice of Meeting, Proxy Statement and forms of proxy either have been or will be borne by the Corporation.

                                FORM 10-K

THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER, UPON WRITTEN REQUEST DIRECTED TO JUAN C. GARCIA, ASSISTANT SECRETARY, AT 8685 NORTHWEST 53RD TERRACE, MIAMI, FLORIDA 33166, A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO) FOR THE FISCAL YEAR ENDED MARCH 29, 1998.


Date:                                       Order of the Board of Directors




                                            ---------------------------------
                                            By: Darwin C. Dornbush, Secretary

                              BENIHANA INC.

                           Class A Common Stock


               Proxy - For the Annual Meeting of Stockholders -August 27, 1998.

         This Proxy is solicited on behalf of the Board of Directors.

         The undersigned stockholder of BENIHANA INC., revoking any previous proxy for such stock, hereby appoints Joel A. Schwartz and Darwin C. Dornbush, or any one of them, the attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to vote all shares of Class A Common Stock of BENIHANA INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on August 27, 1998 at 10:00 a.m at Doral Hotel & Country Club, 4400 N.W. 87th Avenue, Miami, Florida 33178, and any adjournment thereof on all matters coming before said meeting.

         In the event no contrary instructions are indicated by the undersigned stockholder, the proxies designated hereby are authorized to vote the shares as to which the proxy is in accordance with the recommendation of the Board of Directors set forth on this card.

The Board of Directors Recommends a Vote FOR Proposal 2, Proposal 3 and Proposal 4.

For each proposal, mark one box |_| in blue or black ink.


     Proposal 2.  Approval of adoption the 1997 Employees Class A Stock
                  Option Plan.


              FOR               AGAINST                    ABSTAIN


              |-|                 |-|                        |-|


     Proposal 3. Approval of amendments to the Directors' Stock Option Plan.


               FOR              AGAINST                    ABSTAIN


              |-|                 |-|                        |-|


     Proposal 4. Ratification of Deloitte & Touche LLP as Accountants.


              FOR               AGAINST                    ABSTAIN


              |-|                 |-|                        |-|

Please sign here exactly as your name(s) appear(s) on this Proxy.


----------------------------------------
(Signature)



----------------------------------------
(Signature)


        Dated: -------------------------



If signing for an estate, trust or corporation, title or capacity should be stated. If shares are held jointly, each holder should sign. If a partnership, sign in partnership name by authorized person.

                              BENIHANA INC.

                              Common Stock


               Proxy - For the Annual Meeting of Stockholders - August 27, 1998.

         This Proxy is solicited on behalf of the Board of Directors.

         The undersigned stockholder of BENIHANA INC., revoking any previous proxy for such stock, hereby appoints Joel A. Schwartz and Darwin C. Dornbush, or any one of them, the attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to vote all shares of Common Stock of BENIHANA INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on August 27, 1998 at 10:00 a.m at Doral Hotel & Country Club, 4400 N.W. 87th Avenue, Miami, Florida 33178, and any adjournments thereof on all matters coming before said meeting.

         In the event no contrary instructions are indicated by the undersigned stockholder, the proxies designated hereby are authorized to vote the shares as to which the proxy is in accordance with the recommendation of the Board of Directors set forth on this card.

The Board of Directors Recommends a Vote FOR the election of the nominee of the Board of Directors (Proposal 1), and FOR Proposal 2, Proposal 3 and Proposal 4.

For each proposal, mark one box |_| in blue or black ink.

         Proposal 1.  Election of Directors.

         FOR THE NOMINEE                              WITHHOLD AUTHORITY

         Joel A. Schwartz
         Class III Director

              |-|                                           |-|

         Darwin C. Dornbush
         Class III Director

              |-|                                           |-|

         Proposal 2.  Approval of Adoption of the 1997 Employees Class A Stock
                      Option Plan.

              FOR                   AGAINST                     ABSTAIN

              |-|                     |-|                         |-|

         Proposal 3. Approval of amendments to the Directors' Stock Option Plan.

              FOR                   AGAINST                     ABSTAIN

              |-|                     |-|                         |-|

         Proposal 4. Ratification of Deloitte & Touche LLP as Accountants.

              FOR                   AGAINST                     ABSTAIN

              |-|                     |-|                        |-|



Please sign here exactly as your name(s) appear(s) on this Proxy.


---------------------------------------
(Signature)



---------------------------------------
(Signature)


           Dated:----------------------



If signing for an estate, trust or corporation, title or capacity should be stated. If shares are held jointly, each holder should sign. If a partnership, sign in partnership name by authorized person.

                                                                    Exhibit A



















                                BENIHANA INC.

                    1997 EMPLOYEES CLASS A STOCK OPTION PLAN



























                                                              October 27, 1997

                              BENIHANA INC.
                  1997 EMPLOYEES CLASS A STOCK OPTION PLAN


         1. The Plan. This 1997 Employees Class A Stock Option Plan (the "Plan") is intended to encourage ownership of stock of Benihana, Inc. (the "Corporation) by specified employees of the Corporation and its subsidiaries and to provide additional incentive for them to promote the success of the business of the Corporation.

         2. Stock Subject to the Plan. Subject to the provisions of Paragraph 14 hereof, the total number of shares of Class A Common Stock, par value $.10 per share, of the Corporation (the "Stock") which may be issued pursuant to Incentive Stock Options (as hereinafter defined) and non-incentive stock options granted under the Plan (the "Options") shall be 750,000. Such shares of Stock may be, in whole or in part, either authorized and unissued shares or treasury shares as the Board of Directors of the Corporation (the "Board") shall from time to time determine. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered thereby shall (unless the Plan shall have been terminated) again be available for Options under the Plan.

         3. Administration of the Plan. The Plan shall be administered in all respects by a committee (the "Committee") composed of at least two non-employee members of the Board who are designated by the Board, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission, as the same (or any successor regulation thereto) may be in effect from time to time, which Committee shall have plenary authority, in its discretion, to determine the employees of the Corporation and its subsidiaries to whom Options shall be granted ("Optionees"), the number of shares to be subject to each Option (subject to the provisions of Paragraph 2) and the terms of each Option. The Committee shall also have plenary authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind any rules and regulations relating to the Plan and to take such other action in connection with the Plan as it deems necessary or advisable. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted thereunder shall be final, and no member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

         4. Employees Eligible for Options. All employees of the Corporation or its subsidiaries, including all employees who are also directors of the Corporation, shall be eligible to receive Options under the Plan. In making the determination as to employees to whom Options shall be granted and as to the number of shares to be covered by such Options, the Committee shall take into account the duties of the respective employees, their present and potential contributions to the success of the Corporation and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan.

         5.  Term of Plan.     The Plan shall terminate on, and no Options shall
be granted after, October 29, 2007, provided that the Board may at any time terminate the Plan prior thereto.

         6. Maximum Option Grant. With respect to the Options which are intended to qualify as Incentive Stock Options, the aggregate fair market value (determined as of the time the Option is granted) of the Stock with respect to which ISO's granted to any employee (whether under this Plan or under any other stock option plan of the Corporation) become exercisable for the first time in any year may not exceed $100,000. The number of shares of Stock for which any employee may be granted Options under the Plan not treated as Incentive Stock Options shall be unlimited.

         7. Option Price. Each Option shall state the option price, which shall be, in the case of Incentive Stock Options, not less than 100% of the fair market value of the Stock on the date of the granting of the Option, nor less than 110% in the case of an Incentive Stock Option granted to an individual who, at the time the Option is granted, is a 10% Holder (as hereinafter defined). The fair market value of shares of Stock shall be determined by the Committee and shall be the mean between the high bid and low asked prices of the Stock on the date of the granting of the Option as reported by the National Quotation Bureau, Inc. or any similar organization.

         8. Term of Options. The term of each Option shall be for a maximum of ten years from the date of granting thereof, and a maximum of five years in the case of an Incentive Stock Option granted to a 10% Holder, but may be for a lesser period or be subject to earlier termination as hereinafter provided.

         9.       Exercise of Options.
                  (a) An Option may be exercised from time to time as to any part or all of the Stock to which the Optionee shall then be entitled subject to any vesting schedule which may be set by the Committee at the time such Option is granted; provided, however, that an Option may not be exercised (A) as to less than 100 shares at any time (or for the remaining shares then purchasable under the Option, if less than 100 shares), (B) prior to the expiration of six months from date of grant except in the case of the death or disability of the Optionee, and (C) unless the Optionee shall have been in the continuous employ of the Corporation or its subsidiaries from the date of the granting of the Option to the date of its exercise, except as provided in Paragraphs 12 and 13. The purchase price of the Stock issuable upon exercise of an Option shall be paid in full at the time of the exercise thereof (i) in cash, (ii) by the transfer to the Corporation of shares of its Stock with a fair market value (as determined by the Committee) equal to the purchase price of the Stock issuable upon exercise of such Option, or (iii) by delivery of cash and a note as set forth in Subparagraph (b) below; provided, however, that payment as set forth in clauses (ii) and (iii) are subject to approval by the Committee in its sole discretion. The holder of an Option shall not have any rights as a stockholder with respect to the Stock issuable upon exercise of an Option until certificates for such Stock shall have been delivered to him after the exercise of the Option.

                  (b) The Committee may, in its sole discretion, determine with respect to any Option that it shall provide that the Optionee shall be entitled to pay for the shares purchased upon exercise of the option upon the following terms and conditions:

                           (i) The price per share will be payable in cash at least equal to the par value of the Stock covered by such Option and the remainder with a promissory note (the "Note"), in form satisfactory to counsel to the Corporation. The Note will mature and be payable no later than on the tenth anniversary of the exercise date and shall bear interest and be payable at such time or times as the Committee may determine. The Optionee will have the right to prepay at any time the entire, and from time to time any portion of, the unpaid principal of the Note. No prepayment shall in any way obligate the Corporation to forgive or accelerate the forgiveness of any portion of the Note.

                           (ii) As part of its compensation program, the Corporation may forgive on each annual anniversary of the exercise date not less than 5% of the purchase price (but not accrued interest) by crediting such amount against the principal of the Note (or will pay the Optionee such percentage of the purchase price in the event of prepayment by the Optionee) if, and only if, the Optionee is on such date, and has at all times during the preceding twelve months been, an active or retired employee of the Corporation or subsidiary corporation of the Corporation. If any Optionee disposes of any of the shares acquired upon exercise of any option granted in accordance with this Subparagraph 9(b), the amount of any forgiveness on each subsequent anniversary shall be reduced proportionately.

                           (iii) Whenever in the judgment of the Committee, the profitability and financial and other conditions of the Corporation are such as to justify such action, the Committee may increase or accelerate to such date as it shall determine the forgiveness of all or any portions of the Note. Such action is discretionary and is not required regardless of the Corporation's financial condition or the Optionee's performance. Accrued interest if due on any portion of the Note so forgiven shall be payable on the date to which forgiveness is accelerated.

                           (iv) Upon the termination of employment of an Optionee for any reason whatsoever, other than death, disability, or retirement, the entire unpaid balance due on the Note shall become and be immediately due and payable, with accrued interest, on the sixtieth day after such termination. Upon the termination of employment of an Optionee by reason of death, disability, or retirement, the payment terms of the Note shall not accelerate and the Note shall remain the obligation of the Optionee or the Optionee's estate.

                           (v) The Committee may, in its discretion, require the Optionee to pledge the Stock acquired through exercise of the Option as security for repayment of the Note.

         10. Non-transferability of Options. Except as provided in the following sentence, an Option shall not be transferable otherwise than by will or the laws of descent and distribution and is exercisable during the lifetime of the employee only by him or his guardian or legal representative. The Committee shall have discretionary authority to grant Options which will be transferable to members of an Optionee's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. A transferred Option shall be subject to all of the same terms and conditions as if such Option had not been transferred.

         11. Form of Option. Each Option granted pursuant to the Plan shall be evidenced by an agreement (the "Option Agreement") which shall clearly identify the status of the Options granted thereunder (i.e., whether an Incentive Stock Option or non-incentive stock option) and which shall be in such form as the Committee shall from time to time approve. The Option Agreement shall comply in all respects with the terms and conditions of the Plan and may contain such additional provisions, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable.

         12. Termination of Employment. In the event that the employment of an Optionee shall be terminated (otherwise than by reason of death), such Option shall be exercisable (to the extent that such Option was exercisable at the time of termination of his employment) at any time prior to the expiration of a period of time not exceeding three months after such termination, but not more than ten years (five years in the case of an Incentive Stock Option granted to a 10% Holder) after the date on which such Option shall have been granted. Nothing in the Plan or in the Option Agreement shall confer upon the Optionee any right to be continued in the employ of the Corporation or its subsidiaries or interfere in any way with the right of the Corporation or any subsidiary to terminate or otherwise modify the terms of Optionee's employment, provided; however, that a change in Optionee's duties or position shall not affect such Optionee's Option so long as such Optionee is still an employee of the Corporation or its subsidiaries.

         13. Death of Optionee. In the event of the death of an Optionee, any unexercised portion of this Option shall be exercisable (to the extent that such Option was exercisable at the time of his death) at any time prior to the expiration of a period not exceeding three months after his death (or, in the case of an Option which is not an Incentive Stock Option, three months after the appointment and qualification of Optionee's legal representative) but not more than ten years (five years in the case of an Incentive Stock Option granted to a 10% Holder) after the date on which such Option shall have been granted and only by such person under such Optionee's will or by the laws of descent and distribution.

         14. Adjustments Upon Changes in Capitalization. In the event of changes in the outstanding Stock of the Corporation by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number and class of shares or the amount of cash or other assets or securities available upon the exercise of any Option granted hereunder, the exercise price therefor, the maximum number of Shares as to which Options may be granted to an employee and the total number of shares which may be issued upon exercise of Options under this Plan shall be correspondingly adjusted, to the end that the Optionee's proportionate interest in the Corporation, any successor thereto or in the cash, assets or other securities into which Shares are converted or exchanged, and the cost thereof, shall be maintained to the same extent, as near as may be practicable, as immediately before the occurrence or any such event. All references in this Plan to "Stock" from and after the occurrence of such event shall be deemed for all purposes of this Plan to refer to such other class of shares or securities issuable upon the exercise of Options granted pursuant hereto.

         15. Shareholder Approval. This Plan is subject to and no Options shall be exercisable hereunder until after the approval of this Plan by the holders of a majority of the Common Stock and Class A Common Stock of the Corporation voting together as a single class (with the holders of shares of Class A Common Stock having 1/10 vote per share) at a duly held meeting of the stockholders of the Corporation within twelve months after the date of the adoption of the Plan by the Board.

         16. Amendment of the Plan. The Board shall have complete power and authority to modify or amend the Plan (including the form of Option Agreement) from time to time in such respects as it shall deem advisable;

provided, however, that the Board shall not, without the approval of the votes represented by a majority of the votes represented by the outstanding common voting equity of the Corporation present or represented at a meeting duly held in accordance with the applicable laws of the Corporation's jurisdiction of incorporation and entitled to vote at a meeting of stockholders or by the written consent of stockholders owning stock representing a majority of the votes of the Corporation's outstanding stock, (i) increase the maximum number of shares which in the aggregate are subject to Options under the Plan (except as provided by Paragraph 14), (ii) extend the term of the Plan or the period during which Options may be granted or exercised, (iii) reduce the Option price, in the case of Incentive Stock Options, below 100% (110% in the case of an Incentive Stock Option granted to a 10% Holder) of the fair market value of the Stock issued upon exercise of Options at the time of the granting thereof, other than to change the manner of determining the fair market value thereof, (iv) materially increase the benefits accruing to participants under the Plan, or (v) modify the requirements as to eligibility for participation in the Plan. No termination or amendment of the Plan shall, without the consent of the individual Optionee, adversely affect the rights of such Optionee under an Option theretofore granted to him or under such Optionee's Option Agreement.

         17. Taxes. The Corporation may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any Options granted under the Plan. The Corporation may further require notification from the Optionees upon any disposition of Stock acquired pursuant to the exercise of Options granted hereunder.

         18. Code References and Definitions. Whenever reference is made in this Plan to a section of the Internal Revenue Code, the reference shall be to said section as it is now in force or as it may hereafter be amended by any amendment which is applicable to this Plan. The term "subsidiary" shall have the meaning given to term "subsidiary corporation" by Section 425 (f) of the Internal Revenue Code. The terms "Incentive Stock Option" and "ISO" shall have the meanings given to them by Section 422A of the Internal Revenue Code. The term "10% Holder" shall mean any person who, for purpose of Section 422A of the Internal Revenue Code owns more than 10% of the total combined voting power of all classes of stock of the employer corporation or of any subsidiary corporation.

                                                                 Exhibit B
















                               BENIHANA INC.


                           <R AMENDED AND RESTATED/R>


                        DIRECTORS' STOCK OPTION PLAN




























                                                          October 30, 1997

                               BENIHANA INC.

                           <R AMENDED AND RESTATED/R>
                        DIRECTORS' STOCK OPTION PLAN
                                   DATED
                              OCTOBER 30, 1997



<R The Benihana Inc./R>Directors' Stock Option Plan (the <R"Original Plan"),/R>
<R adopted  by the  Board of  Directors  of  Benihana National Corp. ("BNC"), a
<R predecessor of Benihana Inc., a Delaware  corporation  (the  "Corporation"),
<R on February  11, 1994 (and  confirmed by such Board on March 16, 1995) and
<R approved by the  stockholders  of BNC on May 1, 1995,  is hereby amended and
<R restated to read in its entirety as follows:/R>

    1. The Plan. The Directors' Stock Option Plan <R(as amended,/R> the "Plan") is intended to strengthen the ability of the Corporation to attract and retain the services of persons having the breadth of professional and business experience who, through their efforts and expertise, can make a significant contribution to the success of the Corporation's business by serving as members of the Corporation's Board of Directors and to provide additional incentive for such directors to continue to work for the best interests of the Corporation and its stockholders through ownership of its Common Stock, par value $.10 per share (the "Common Stock") <R and of its Class A Common Stock, par value $.10 per
<R share (the "Class A Stock",  and,  collectively  with the Common Stock,/R>
the "Stock"). Accordingly, the Company will grant to each eligible director (the "Optionee") options (the "Option") to purchase shares of Stock on the terms and conditions hereinafter set forth.

         2. Stock Subject to the Plan. Subject to the provisions of Section 11 hereof, the total number of shares of Common Stock which may be issued pursuant to Options granted under the Plan shall be <R 35,000, and the total number of
<R shares of Class A Stock which may be issued pursuant to Options granted under
<R the Plan  shall be  200,000./R> Such shares of Stock may be, in whole or in part, either authorized and unissued shares or treasury shares as the Board of Directors of the Corporation (the "Board") shall from time to time determine. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered thereby, <R if and
<R to the extent such shares  are  shares of Class A Stock,/R> shall (unless the
Plan shall have been terminated) again be available for Options under the Plan.

         3. Administration of the Plan. The Plan shall be administered by the Board. The Board shall have plenary authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind any rules and regulations relating to the Plan and to take such other action in connection with the Plan as it deems necessary or advisable; provided however, that the grant of Options under the Plan, the exercise price of such Options and the timing and manner in which such Options become exercisable shall not be subject to discretion by the Board but shall be governed by the terms of the Plan. The interpretation and construction by the Board of any provisions of the Plan or of any Option granted thereunder shall be final, and no member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

         4.       Directors Eligible for Options; Grant of Options.

                  A. Each director of the Corporation who is not an employee of the Corporation (the "Eligible Directors"), shall be eligible for Options under this Plan.

                  B. Options to purchase 2,500 shares of Common Stock were granted under the Plan on February 11, 1994 to each of Irwin K. Chapman, Robert B. Greenberg and John E. Abdo. Each Option granted under this subsection B had an exercise price of $2.875 per share and was immediately exercisable upon approval of the Original Plan by the Corporation's stockholders.

                  C. An Option to purchase 2,500 shares of Common Stock was automatically granted under the Plan each year on the date of the Corporation's Annual Meeting of Stockholders for such fiscal year, commencing with the fiscal year ending March 26, 1995 <R and ending with the fiscal year ending March 30,
<R 1997,/R> to each Eligible Director serving on the board from and after said date.

Each Option granted under this subsection C was exercisable as to 50% of the number of shares of Common Stock covered thereby on the first anniversary of the date of grant of such Option and as to the balance on the second anniversary of the date of grant of such Option. The exercise price of each Option granted under this subsection (C) was the fair market value of the Common Stock covered thereby on the date the Option was granted.

              D.<R Subject to Section 12, an Option to purchase  10,000 shares
<R of Class A Stock shall automatically be granted under the Plan each year on
<R the date of the Corporation's Annual Meeting of Stockholders for such fiscal
<R year, commencing with the fiscal year ending March 29, 1998, to each Eligible
<R Director serving on the Board from and after said date.  Each Option granted
<R under this subsection D shall be  exercisable  as to 3,333 shares of Class A
<R Stock covered thereby on the date which is six months after the date of grant
<R of such Option, as to 3,333 shares of Class A Stock covered thereby on the
<R first anniversary of the date of grant of such Option, and as to the
<R remaining 3,334 shares of Class A Stock on the  second  anniversary  of the
<R date of  grant of such  Option.  The exercise price of each Option granted
<R under this subsection D shall be the "Fair Market Value" (as  hereinafter
<R defined) of Class A Stock covered thereby on the business day immediately
<R preceding the date on which such Option is granted (the "Determination
<R Date)./R>

                  E. For purposes of this Plan, the Fair Market Value of the Class A Stock shall be:

                     (i) if the <R Class A/R> Stock is listed on a securities exchange, the closing price of the <R Class A/R> Stock on the largest principal securities exchange on the Determination Date, or, if there shall have been no sales of <R Class A/R> Stock on any such exchange on such Determination Date, the mean of the highest bid and lowest asked prices for the <R Class A/R> Stock on such securities exchange on such Determination Date; or

                      ii) if the <R Class A/R> Stock is not listed on a securities exchange, the closing price of the Class A Stock on the National Market System of the National Association of Securities Dealers, Inc., Automated Quotation System ("NASDAQ"), or, if there shall have been no sales of <R Class A/R> Stock on such Determination Date on the NASDAQ National Market System, the mean of the highest bid and lowest asked prices of the <R Class A/R> Stock on the NASDAQ National Market System on the Determination Date; or

                           (iii) if the <R Class A/R> Stock is not listed on a securities exchange or the NASDAQ National Market System, the mean of the highest bid and lowest asked prices of the <R Class A/R> Stock on the Determination Date as quoted in the NASDAQ System; or

                           (iv) if the <R Class A/R> Stock is not quoted in the NASDAQ System, the mean of the highest bid and lowest asked prices of the <R Class A/R> Stock on the Determination Date in the over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization.

         5. Term of Plan. The Plan shall terminate on, and no Options shall be granted after, <R October 29, 2007,/R> provided that the Board may at any time terminate the Plan prior thereto.

         6.  Term of Options.   The Term of each Option granted under this
Plan shall be for a period of ten years from the date of granting thereof.

         7. Exercise of Options. An Option may be exercised from time to time as to any part or all of the Stock to which the Optionee shall then be entitled provided, however, that an Option may not be exercised as to less than 100 shares at any time (or for the remaining Shares then purchasable under the Option, if less than 100 Shares). The purchase price of the Stock issuable upon exercise of an Option shall be paid in full at the time of the exercise thereof
(i) in cash, (ii) at the discretion of the Board by the transfer to the Corporation of shares of its stock with a fair market value (as determined by the Board) equal to the purchase price of the Stock issuable upon exercise of such Option. The holder of an Option shall not have any rights as a stockholder with respect to the Stock issuable upon exercise of an Option until certificates for such Stock shall have been delivered to him after the exercise of the Option.

         8.       Non-transferability of Options.   Except as provided in the
following sentence, an Option shall not be transferable otherwise than by will or the laws of descent and distribution and is exercisable during the lifetime of the Optionee only by him. The Board shall have discretionary authority to grant Options which will be transferable to members of an Optionee's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. A transferred Option shall be subject to all of the same terms and conditions as if such Option had not been transferred.

         9. Form of Option. Each Option granted pursuant to the Plan shall be evidenced by an agreement (the "Option Agreement") which shall be in such form as the Board shall from time to time approve. The Option Agreement shall comply in all respects with the terms and conditions of the Plan.

         10. Termination of Board Membership. In the event that an Optionee shall cease to be a member of the Board (whether by resignation, death or disability or otherwise), the Options of the Optionee granted pursuant to this Plan shall be exercisable (to the extent that such Options were exercisable at the time of termination of Board membership) at any time prior to the expiration of a period of time not exceeding three months after such termination (or, in the event such termination resulted from the Optionee's death, within three months after the appointment and qualification of the legal representative of the Optionee) by the Optionee (or, in the event such termination resulted from the Optionee's death, by the legal representative of the Optionee) and the balance of such Option, if any, shall be cancelled. All Options so cancelled shall be available for re-grant if needed to fulfill the intent of this Plan prior to the termination of the Plan.

         11. Adjustments Upon Changes in Capitalization. In the event of changes in the outstanding Stock of the Corporation by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number and class of shares available under the Plan, the number and class of shares or the amount of cash or other assets or securities available upon the exercise of any Option granted hereunder and the number of shares as to which Options are to be granted to an Optionee shall be correspondingly adjusted, to the end that Optionee's proportionate interest in the Corporation, any successor thereto or in the cash, assets or other securities into which shares are converted or exchanged shall be maintained to the same extent, as near as may be practicable, as immediately before the occurrence of any such event. All references in this Plan to "Stock" from and after the occurrence of such event shall be deemed for all purposes of this Plan to refer to such other class of shares or securities issuable upon the exercise of Options granted pursuant hereto.

         12. Stockholder Approval. This Plan, as amended hereby, is subject to, and no Options granted pursuant to such amendments shall be exercisable hereunder until the approval of this Plan, as so amended, by the holders of shares representing a majority of the votes represented by all classes of the Corporation's voting common equity voting at a duly held meeting of the stockholders of the Corporation within twelve months after the date of the adoption by the Board of the amendments to the Plan contained herein.

         13. Amendment of the Plan. The Board shall have complete power and authority to modify or amend the Plan (including the form of Option Agreement) from time to time in such respects as it shall deem advisable; provided, however, that the Board shall not, without the approval of the votes represented by a majority of the outstanding Stock of the Corporation present or represented at meeting duly held in accordance with the applicable laws of the Corporation's jurisdiction of incorporation and entitled to vote at a meeting of the stockholders or by the written consent of stockholders owning stock representing a majority of the votes of the Corporation's outstanding Stock (i) increase the maximum number of shares which in the aggregate are subject to Options under the Plan (except as provided by Section 11), (ii) extend the term of the Plan or the period during which Options may be granted or exercised, (iii) reduce the Option exercise price below 100% of the fair market value of the Stock issuable upon exercise of Options at the time of the granting thereof, other than to change the manner of determining the fair market value thereof, (iv) materially increase the benefits accruing to participants under the Plan, or (v) modify the requirements as to eligibility for participating in the Plan. Notwithstanding anything to the contrary therein contained, the Plan may not be amended in any respect more than once during any six-month period, except for amendments required to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act and rules promulgated thereunder. No termination or amendment of the Plan shall, without the consent of the individual Optionee, adversely affect the rights of such Optionee under an Option theretofore granted to him or under such Optionee's Option Agreement.

     14. Taxes. The Corporation may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any Options granted under the Plan. The Corporation may further require notification from the Optionee upon any disposition of Stock acquired pursuant to the exercise of Options granted hereunder.